                                                                    EXHIBIT 10.3

                             TAX SHARING AGREEMENT

     TAX SHARING AGREEMENT (the "Agreement") dated as of ___________, 1998 by
                                 ---------
and among IMPERIAL BANCORP, a California corporation ("Imperial"), and IMPERIAL
                                                       --------
FINANCIAL GROUP, INC. ("IFG"), a Delaware corporation and a wholly owned
                        ---
subsidiary of IMPERIAL BANK ("Bank"), which is a wholly owned subsidiary of
                              ----
Imperial.


                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS Imperial and its subsidiaries are currently members of the Imperial Consolidated Group (as defined herein);

     WHEREAS the Board of Directors of Imperial has determined that the interests of Imperial's businesses and shareholders would be best served by distributing to Imperial shareholders, among other things, Bank's entertainment and specialty finance lending businesses;

     WHEREAS Bank will contribute to IFG certain assets held by Bank and IFG will assume certain liabilities of Bank (the "Contribution");

     WHEREAS Imperial and Bank intend to distribute all the shares of IFG common stock held by Bank, on a pro rata basis, to the holders of the common stock of Imperial (the "Distribution");

     WHEREAS, the parties intend that for U.S. federal income tax purposes the Contribution and the Distribution shall qualify as tax-free transactions pursuant to Sections 351, 368(a)(1)(D) and 355 of the Code (as defined herein);

     WHEREAS, the parties wish (i) to provide for the payment of tax liabilities and entitlement to refunds thereof, allocate responsibility for, and cooperation in, the filing of Tax Returns and provide for certain other matters relating to Taxes (as defined herein) and (ii) to set forth certain representations, warranties, covenants and indemnities relating to the preservation of the tax-free status of the Contribution and the Distribution.

     NOW, THEREFORE, in consideration of the mutual promises and undertakings contained herein, the parties agree as follows:

     1.  Definitions.
         -----------

         (a)  General. For purposes of this Agreement, the following terms shall
              -------
have the meanings set forth below:

         "Agreement" shall have the meaning set forth in the preamble to this
          ---------
Agreement.

         "Bank" shall have the meaning set forth in the preamble to this
          ----
 Agreement.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.
          ----

         "Combined Return" shall mean a consolidated, combined or unitary income
          ---------------
Tax Return that includes one or more members of the Imperial Subgroup and one or more members of the IFG Subgroup.

         "Contribution" shall have the meaning set forth in the recitals to this
          ------------
Agreement.

         "Distribution" shall have the meaning set forth in the recitals to this
          ------------
Agreement.

         "Distribution Date" shall mean the date on which the Distribution
          -----------------
occurs.

         "IFG" shall have the meaning set forth in the preamble to this
          ---
Agreement.

         "IFG Subgroup" shall mean IFG and its present and future direct and
          ------------
indirect subsidiaries.

         "Imperial" shall have the meaning set forth in the preamble to this
          --------
Agreement.

         "Imperial Consolidated Group" shall mean the affiliated group of
          ---------------------------
corporations, within the meaning of Section 1504(a) of the Code, of which Imperial is the common parent, and any member of such group.

         "Imperial Subgroup" shall mean each member of the Imperial Consolidated
          -----------------
Group, other than any member of the IFG Subgroup.

         "Indemnified Party" shall mean any Person which is seeking
          -----------------
indemnification from an Indemnifying Party pursuant to the provisions of this Agreement.

         "Indemnifying Party" shall mean any Person from which an Indemnified
          ------------------
Party is seeking indemnification pursuant to the provisions of this Agreement.

         "Independent Accounting Firm" shall mean a nationally recognized
          ---------------------------
independent accounting firm, jointly selected by IFG and Imperial; or, if they cannot agree on such accounting firm, both IFG and Imperial shall submit the name of a nationally recognized independent accounting firm that has not in the prior two years provided services worth more than $50,000 to IFG, Imperial, or their respective affiliates, and the "Independent Accounting Firm" shall mean the firm selected by lot from these two firms.

         "IRS" shall mean the U.S. Internal Revenue Service.
          ---

         "Overpayment Rate" shall mean the annual rate of interest specified in
          ----------------
Section 6621(a)(1) of the Code (or similar provision of state, local or foreign tax law, as applicable) for overpayments of Tax.

         "Person" shall mean and includes any individual, partnership, joint
          ------
venture, limited liability company, corporation, association, joint stock company, trust, unincorporated organization or similar entity.

         "Post-Distribution Taxable Period" shall mean a taxable period that
          --------------------------------
begins after the Distribution Date.

         "Pre-Distribution Taxable Period" shall mean a taxable period that ends
          -------------------------------
on or before the Distribution Date.

         "Present Value Benefit" shall mean the present value (based on a
          ---------------------
discount rate equal to the short-term applicable federal rate as determined under Section 1274(d) of the Code at the time of determination, and assuming that the Indemnified Party will be liable for Taxes at all relevant times at the maximum marginal rates) of any income tax benefit.

         "Proceeding" shall mean any audit or other examination, or any judicial
          ----------
or administrative proceeding, relating to liability for or refunds or adjustments with respect to Taxes.

         "Refund" shall mean any refund of Taxes, including any reduction in
          ------
liability for such Taxes by means of a credit, offset or otherwise.

         "Ruling Request" shall mean the request by Imperial for an advance
          --------------
letter ruling from the IRS with respect to certain Tax aspects of the Contribution and the Distribution (and related transactions).

         "Straddle Period" shall mean a taxable period that includes, but does
          ---------------
not end on, the Distribution Date.

         "Tax" or "Taxes" shall mean all taxes, charges, fees, imposts, levies
          ---      -----
or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, gains, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) and shall include any transferee liability in respect of Taxes.

         "Tax Liabilities" shall mean all liabilities for Taxes.
          ---------------

         "Tax Returns" shall mean all reports, returns, declaration forms and
          -----------
statements filed or required to be filed with respect to Taxes.

         "Transaction Tax Returns" shall mean all reports, returns, declaration
          -----------------------
forms and statements filed or required to be filed with respect to Transaction Taxes.

         "Transaction Taxes" shall mean all sales, use, license, transfer, and
          -----------------
other similar taxes or fees (including, without limitation, all real estate, patent, copyright, and trademark transfer taxes and recording fees) incurred in connection with the Contribution or Distribution.

         "Transaction Related Proceeding" shall mean a Proceeding, to the extent
          ------------------------------
it relates to the qualification of the Distribution as a tax-free spin-off pursuant to Section 355 of the Code or to the qualification of the Contribution as tax-free transactions pursuant to Sections 351 and 368(a)(1)(D) of the Code.

         "U.S." shall mean the United States of America.
          ----

         (b) Other Definitional Provisions.
             -----------------------------

             (1) The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

             (2) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.


     2.  Certain Operating Conventions.
         -----------------------------

         (a) Termination of Taxable Years. For U.S. federal income Tax purposes,
             ----------------------------
the taxable year of each member of the IFG Subgroup shall end as of the close of the Distribution Date. Imperial and IFG shall, unless prohibited by applicable law, take all action necessary or appropriate to close the taxable period of each member of the IFG Subgroup for all Tax purposes as of the close of the Distribution Date.


     3.  Filing of Tax Returns; Payment of Taxes.
         ---------------------------------------

         (a) Tax Returns Required to Be Filed Prior to Distribution Date.
             -----------------------------------------------------------
Imperial shall file or cause to be filed all Tax Returns of Imperial and any member of the Imperial Consolidated Group required to be filed (after giving effect to any valid extension of time in which to make such filings) prior to the Distribution Date and shall pay or cause to be paid all Tax Liability due with respect to such Tax Returns.

         (b) Tax Returns for Pre-Distribution Taxable Periods and Straddle
             -------------------------------------------------------------
Periods. Imperial shall prepare or cause to be prepared, for Pre-Distribution
-------
Taxable Periods and Straddle Periods, all (A) Combined Returns and (B) Tax Returns required to be filed on a separate return basis by any member of the Imperial Consolidated Group, in each case, which Tax Returns are not required to be (after giving effect to any valid extensions), and are not, filed on or prior to the Distribution Date and shall pay or cause to be paid all Tax Liability due with respect to such Tax Returns. With respect to any Tax Returns described in
(B) relating to a member of the IFG Subgroup, Imperial shall timely file such Tax Returns with the appropriate Tax authority, pursuant to a power of attorney executed and delivered to Imperial by IFG pursuant to Section 9(e) hereof, and shall pay or cause to be paid all Tax Liability due with respect to such Tax Returns.

         (c) Tax Returns for Post-Distribution Taxable Periods.  IFG shall be
             -------------------------------------------------
responsible for (1) preparing and filing or causing to be prepared and filed all Tax Returns required to be filed by any member of the IFG Subgroup for any Post-Distribution Taxable

Period and (2) paying or causing to be paid any Tax Liability due with respect to such Tax Returns. Imperial shall be responsible for (1) preparing and filing or causing to be prepared and filed all Tax Returns required to be filed by any member of the Imperial Subgroup for any Post-Distribution Taxable Period and (2) paying or causing to be paid any Tax Liability due with respect to such Tax Returns.

         (d) Transaction Taxes.  Each of Imperial and IFG shall be responsible
             -----------------
for preparing and filing or causing to be prepared and filed all Transaction Tax Returns required to be filed by it and each of Imperial and IFG shall pay or cause to be paid all Transaction Taxes required to be paid by it.

     4.  Indemnification for Taxes.
         -------------------------

         (a) Indemnification by IFG.  IFG shall pay, and shall indemnify and
             ----------------------
hold each member of the Imperial Subgroup and their respective shareholders, directors, officers, employees, affiliates, agents and successors harmless from and against, without duplication, (i) all Tax Liabilities which IFG is required to pay under Section 3, (ii) all Tax Liabilities incurred by any member of the Imperial Subgroup by reason of the breach by IFG of any of its covenants hereunder, and (iii) any costs and expenses related to the foregoing (including, without limitation, reasonable attorneys' fees and expenses).

         (b) Liability of IFG Subgroup for Undertaking Certain Transactions.
             --------------------------------------------------------------
Notwithstanding any other provision of this Agreement to the contrary, if, as a result of any event, action, or failure to act wholly or partially within the control of any member of the IFG Subgroup (including, without limitation, any event, action, or failure to act that results in a breach of any representation or in the inaccuracy of any statement made to the IRS in connection with, the Ruling Request, or any other event related to the acquisition of IFG stock, any Taxes are imposed on any member of the Imperial Subgroup with respect to any action taken pursuant to the Distribution and the transactions related to the Distribution, including without limitation, the transactions that were intended to be tax-free under Sections 351, 355 and 368 of the Code, then IFG shall indemnify and hold harmless each member of the Imperial Subgroup with respect to any such Taxes on an after-tax basis.

         (c) Indemnification by Imperial.  Imperial shall pay, and shall
             ---------------------------
indemnify and hold each member of the IFG Subgroup and their respective shareholders, directors, officers, employees, affiliates, agents and successors harmless from and against, without duplication, (i) all Tax Liabilities which Imperial is required to pay under Section 3, (ii) all Tax Liabilities incurred by any member of the IFG Subgroup by reason of the breach by Imperial of any of its covenants hereunder and (iii) any costs and expenses related to the foregoing (including, without limitation, reasonable attorneys' fees and expenses).

         (d) Liability of Imperial Subgroup for Undertaking Certain
             ------------------------------------------------------
Transactions. Notwithstanding any other provision of this Agreement to the
------------
contrary, if, as a result of any event, action, or failure to act wholly or partially within the control of any member of the Imperial Subgroup (including, without limitation, any event, action, or failure to act that results in a breach of any representation or in the inaccuracy of any statement made to the IRS in connection with, the Ruling Request), or any other event related to the acquisition of Imperial stock, any Taxes are imposed on any member of the IFG Subgroup with respect to any action taken pursuant to the Distribution and the transactions related to the Distribution, including without limitation, the transactions that were intended to be tax-free under Sections 351, 355 and 368 of the Code, then Imperial shall indemnify and hold harmless each member of the IFG Subgroup with respect to any such Taxes on an after-tax basis.

         (e) Payment.  If the Indemnifying Party is required to indemnify the
             -------
Indemnified Party pursuant to this Section 4, the Indemnified Party shall submit its calculations of the amount required to be paid pursuant to this Section 4 (which shall be net of the Present Value Benefit realized or realizable by the Indemnified Party), showing such calculations in sufficient detail so as to permit the Indemnifying Party to understand the calculations. Subject to the following sentence, the Indemnifying Party shall pay to the Indemnified Party, no later than 10 days after the Indemnifying Party receives the Indemnified Party's calculations, the amount that the Indemnifying Party is required to pay the Indemnified Party under this Section 4. If the Indemnifying Party disagrees with such calculations, it must notify the Indemnified Party of its disagreement in writing within 10 days of receiving such calculations. Any dispute regarding such calculations shall be resolved in accordance with Section 8 of this Agreement.

         (f) Time Limits.  Any claim under this Section 4 with respect to a Tax
             -----------
Liability must be made no later than 30 days after the expiration of the applicable statute of limitations for assessment of such Tax Liability.

         (g) No Duplication.  No payments pursuant to this Section 4 shall be
             --------------
duplicative of any payments under the Capital Contribution Agreement entered into as of the date hereof or vice
                              ----
versa.  To the extent that, without regard to this sentence, any Person has a
-----
right to be indemnified under both this Agreement and such other agreement with respect to any Tax Liability, such Person's indemnification right with respect to such Tax Liability shall be governed exclusively by this Agreement.


     5.  Carrybacks and Carryovers.  In the event that any member of the IFG
         -------------------------
Subgroup realizes any loss, credit or other Tax attribute in any Post-Distribution Taxable Period, such member may elect to carry back such loss, credit or Tax attribute to a prior Imperial Consolidated Group taxable year. Imperial shall cooperate with IFG in seeking from the appropriate taxing authority any Refund that reasonably would result from such carryback. IFG shall be entitled to any Refund (or other Tax benefit) realized by a member of the Imperial Subgroup (including any interest thereon received from such taxing authority) attributable to such carryback, within 10 days after such Refund (or other benefit) is received; provided, however, that Imperial shall be entitled
                            --------  -------
to Refunds that result from the carryback of a loss, credit or other Tax attribute by a member of the Imperial Subgroup from a Post-Distribution Taxable Period to a Pre-Distribution Taxable Period. Except as otherwise provided by applicable law, if a member of the IFG Subgroup and a member of the Imperial Subgroup both may carry back a loss or other Tax attribute to the same Imperial Consolidated Group taxable year, any Refund (or other Tax benefit) resulting therefrom shall be allocated between IFG and Imperial proportionately based on the relative amounts of the Refunds (or other Tax benefits) to which the IFG Subgroup and the Imperial Subgroup, respectively, would have been entitled had its carrybacks been the only carrybacks to such taxable year. Similarly, IFG shall be entitled to the benefit, in Post-Distribution Taxable Periods, of any net operating loss, capital loss, unused investment or foreign tax credit or other Tax attribute arising in a Pre-Distribution Taxable Period (including with respect to an affiliated group of which IFG was a member) and properly apportioned to a member of the IFG Subgroup in accordance with Treasury Regulation Sections 1.1502-79A and -21T or other applicable law.


     6.  Refunds of Taxes.  Except as provided in Section 5 above, IFG shall be
         ----------------
entitled to all Refunds relating to Taxes (plus any interest thereon received with respect thereto from the applicable taxing authority) for which IFG is or may be liable pursuant to the provisions of Sections 3 and 4 of this Agreement, and Imperial shall be entitled to all Refunds relating to Taxes (plus any interest thereon received with respect thereto from the applicable taxing authority) for which Imperial is or may be liable pursuant to the provisions of Sections 3 and 4 of this Agreement. A party receiving a Refund to which another party is entitled pursuant to this Agreement shall pay the amount to which such other party is entitled within 10 days after the receipt of the refund (plus any interest thereon received with respect thereto from the applicable taxing authority).


     7.  Cooperation; Maintenance and Retention of Records.  Imperial and IFG
         -------------------------------------------------
shall, and shall cause the members of the Imperial Subgroup and the IFG Subgroup, respectively, to provide the requesting party with such assistance and documents as may be reasonably requested by such party in connection with (i) the preparation of any Tax Return, (ii) the conduct of any Proceeding, (iii) any matter relating to Taxes of any member of the Imperial Consolidated Group, the Imperial Subgroup or the IFG Subgroup and (iv) any other matter that is a subject of this Agreement, and the requesting party shall pay any reasonable out-of-pocket expenses incurred in connection therewith. Imperial and IFG shall retain or cause to be retained all Tax Returns, schedules and workpapers, and all material records or other documents relating thereto, until the expiration of the statute of limitations (including any waivers or extensions thereof) of the taxable years to which such Tax Returns and other documents relate or until the expiration of any additional period that any party reasonably requests, in writing, with respect to specific material records or documents. A party intending to destroy any material records or documents shall provide the other party with reasonable advance notice and the opportunity to copy or take possession of such records and documents. The parties hereto will notify each other in writing of any waivers or extensions of the applicable statute of limitations that may affect the period for which the foregoing records or other documents must be retained.


     8.  Disputes.  If the parties disagree as to the amount of any payment to
         --------
be made under, or any other matter arising out of, this Agreement, the parties shall attempt in good faith to resolve such dispute, and any agreed upon amount shall be paid to the appropriate party. If such dispute is not resolved within 15 days or such other time period as may be set forth in this Agreement, the parties shall jointly retain the Independent Accounting Firm to resolve the dispute. The fees of the Independent Accounting Firm shall be borne equally by IFG and Imperial, and the decision of such Independent Accounting Firm shall be final and binding on all parties. Following the decision of the Independent Accounting Firm, the parties shall each take or cause to be taken any action that is necessary or appropriate to implement such decision of the Independent Accounting Firm, including, without limitation, the prompt payment of underpayments or overpayments, with interest calculated on such overpayments and underpayments at the Overpayment Rate from the date such payment was due through the date such underpayment or overpayment is paid or refunded.


     9.  Proceedings.
         -----------

         (a) Notification.
             ------------

             (1) Imperial shall, promptly upon receipt of notice thereof by any member of the Imperial Subgroup, notify IFG in writing of any communication with respect to any pending or threatened Proceeding in connection with a Tax Liability (or an issue related thereto) for which IFG may be responsible pursuant to this Agreement. Imperial shall include with such notification a true, correct and complete copy of any written communication, and an accurate and complete written summary of any oral communication, so received by a member of the Imperial Subgroup. The failure of Imperial timely to forward such notification in accordance with the immediately preceding sentence shall not relieve IFG of its obligation to pay such Tax Liability or indemnify Imperial therefor, except to the extent that the failure timely to forward such notification prejudices the ability of IFG to contest such Tax Liability or increases the amount of such Tax Liability.

             (2) IFG shall, promptly upon receipt of notice thereof by any member of the IFG Subgroup, notify Imperial in writing of any communication with respect to any pending or threatened Proceeding in connection with a Tax Liability (or an issue related thereto) for which Imperial may be responsible pursuant to this Agreement. IFG shall include with such notification a true, correct and complete copy of any written communication, and an accurate and complete written summary of any oral communication, so received by a member of the IFG Subgroup. The failure of IFG timely to forward such notification in accordance with the immediately preceding sentence shall not relieve Imperial of its obligation to pay such Tax Liability or indemnify IFG therefor, except to the extent that the failure timely to forward such notification prejudices the ability of Imperial to contest such Tax Liability or increases the amount of such Tax Liability.

         (b) Pre-Distribution Taxable Periods and Straddle Periods.  Imperial
             -----------------------------------------------------
(or such member of the Imperial Subgroup as Imperial shall designate) shall have the sole right to represent the interests of the members of the Imperial Consolidated Group, the IFG Subgroup and the Imperial Subgroup in any Proceeding relating to Taxes of Pre-Distribution Taxable Periods and Straddle Periods and to employ counsel of its choice at its expense.

           (c)   Post-Distribution Taxable Periods.  IFG shall have the sole
                 ---------------------------------
right to represent the interests of the IFG Subgroup (or any member thereof) in any Proceeding relating to Taxes of the IFG Subgroup (or any member thereof) for a Post-Distribution Taxable Period and to employ counsel of its choice at its expense. Imperial shall have the sole right to represent the interests of the Imperial Subgroup (or any member thereof) in any Proceeding relating to Taxes of the Imperial Subgroup (or any member thereof) for a Post-Distribution Taxable Period and to employ counsel of its choice at its expense.

           (d)   Transaction-Related Proceedings.  Imperial and IFG shall
                 -------------------------------
jointly represent the interests of the Imperial Consolidated Group, the IFG Subgroup and the Imperial Subgroup in any Transaction-Related Proceedings or any Proceeding relating to Transaction Taxes.

           (e)   Power of Attorney.  Each member of the IFG Subgroup shall
                 -----------------
execute and deliver to Imperial (or such member of the Imperial Subgroup as Imperial shall designate) any power of attorney or other document reasonably requested by Imperial (or such designee) in connection with the filing of Tax Returns and payment of Taxes as described in Section 3(b) hereof, or any Proceeding described in Section 9(b) hereof.

     10.   Payments.
           --------

           (a)   Interest; Method of Payment.  Any payment required by this
                 ---------------------------
Agreement that is not made on or before the date provided hereunder shall bear interest after such date at the Overpayment Rate. All payments made pursuant to this Agreement shall be made in immediately available funds.

           (b)   Characterization of Payments.  For all Tax purposes, the
                 ----------------------------
parties hereto agree to treat, and to cause their respective affiliates to treat, (1) any payment required by this Agreement as either a contribution by Imperial and Bank to IFG or a distribution by IFG to Bank and Imperial, as the case may be, occurring immediately prior to the Distribution and (2) any payment of interest or non-federal Taxes by or to a taxing authority as taxable or deductible, as the case may be, to the party entitled under this Agreement to retain such payment or required under this Agreement to make such payment, in either case except as otherwise mandated by applicable law.

     11.   Covenants Relating to Ruling Request.
           ------------------------------------

           (a)   Imperial and the Imperial Subgroup.  (1) Imperial shall comply
                 ----------------------------------
and shall cause each member of the Imperial Subgroup to comply with and otherwise not take action inconsistent with each representation and statement made to the IRS in connection with the Ruling Request and (2) until two years after the Distribution Date, Imperial will cause Imperial and Bank to remain engaged in the active conduct of a trade or business, as defined in Section 355(b) of the Code.

           (b)   IFG and the IFG Subgroup.  (1) IFG shall comply and shall cause
                 ------------------------
each member of the IFG Subgroup to comply with and otherwise not take action inconsistent with each representation and statement made to the IRS in connection with the Ruling Request and (2) until two years after the Distribution Date, IFG will remain engaged in the active conduct of a trade or business by reason of owning and operating the business of Entertainment (as defined in the Ruling Request).

     12.   Termination of Prior Tax Sharing Agreements.  This Agreement shall
           -------------------------------------------
take effect on the Distribution Date and shall replace all other agreements, whether or not written, in respect of any Taxes between or among any members of the Imperial Subgroup on the one hand and the IFG Subgroup on the other. All such replaced agreements shall be cancelled as of the Distribution Date to the extent they relate to any members of the IFG Subgroup, and any rights or obligations of any members of the Imperial Subgroup or the IFG Subgroup existing thereunder thereby shall be fully and finally settled without any payment by any party thereto.

     13.   Amendment.  This Agreement may be amended, modified or supplemented
           ---------
only by a written agreement signed by all of the parties hereto.

     14.   Governing Law.  This Agreement shall be governed by, and construed in
           -------------
accordance with, the laws of the State of California, without reference to choice of law principles, including matters of construction, validity and performance.

     15.   Notices.  Notices, requests, permissions, waivers, and other
           -------
communications hereunder shall be in writing and shall be deemed to have been duly given if signed by the respective persons giving them (in the case of any corporation the signature shall be by an officer thereof) and delivered by hand or by telecopy or on the date of receipt indicated on the return receipt if mailed (registered or certified, return receipt requested, properly addressed and postage prepaid):

           If to Imperial, to:

           Imperial Bancorp
           9920 South La Cienega Boulevard
           Inglewood, California 90301
           Attention: Richard M. Baker, General Counsel
           Telephone:  310-417-5929
           Telecopy:   310-417-5695

           with a copy to:

           Loeb & Loeb LLP
           1000 Wilshire Boulevard
           Suite 1800
           Los Angeles, California 90017
           Attention: Robert S. Barry, Jr., Esq.

           If to IFG, to:

           Imperial Financial Group, Inc.
           1840 Century Park East
           10th Floor
           Los Angeles, California 90067
           Attention: Robert M. Franko
           Telephone:  310-712-8610
           Telecopy:   310-712-8661
           with a copy to:

           Weil, Gotshal & Manges LLP
           767 Fifth Avenue
           New York, New York 10153
           Attention: Michael E. Labowitz, Esq.

Such names and addresses may be changed by notice given in accordance with this
Section 15.

     16.   Entire Agreement.  This Agreement contains the entire understanding
           ----------------
of the parties hereto with respect to the subject matter contained herein, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

     17.   Headings; References.  The article, section and paragraph headings
           --------------------
contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Sections" shall be deemed to be references to Sections hereof unless otherwise indicated.

     18.   Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts and each counterpart shall be deemed to be an original, but all of which shall constitute one and the same original.

     19.   Parties in Interest; Assignment; Successor.  Neither this Agreement
           ------------------------------------------
nor any of the rights, interest or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other Person, other than members of the IFG Subgroup and the Imperial Subgroup, any rights or remedies under or by reason of this Agreement.

     20.   Severability; Enforcement.  The invalidity of any portion hereof
           -------------------------
shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

     21.   Effective Date.  This Agreement shall become effective only upon the
           --------------
occurrence of the Distribution Date.

           IN WITNESS WHEREOF, each of the parties has caused this Tax Sharing Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first written above.

                                       IMPERIAL BANCORP


                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:


                                       IMPERIAL FINANCIAL GROUP, INC.


                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

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